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                                                                    EXHIBIT 99.1

                                     [LOGO]

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE

                   Contact:    At AVANIR Pharmaceuticals:
                               Patrice Saxon, Investor Relations
                               858-622-5202
                               psaxon@avanir.com

                         AVANIR PHARMACEUTICALS REPORTS
                   SECOND QUARTER OF FISCAL YEAR 2004 RESULTS

        San Diego, May 7, 2004 - AVANIR Pharmaceuticals (AMEX: AVN) today reported financial results for the second quarter of fiscal 2004, ended March 31, 2004. AVANIR reported a net loss for the second quarter of $6.7 million, or $0.09 per share, compared to a net loss of $6.0 million, or $0.10 per share, for the same period a year ago.

        The second quarter was highlighted by:

            o Completion of enrollment in AVANIR's Phase III clinical trial of Neurodex(TM) for the treatment of pseudobulbar affect (PBA) in patients with multiple sclerosis;

            o Discovery of orally-active small molecules that reduce the fatty deposits in blood vessel walls called plaque, typically associated with atherosclerosis;

            o Successful completion of AVANIR's initial Phase I clinical trial for its experimental drug AVP 13358, targeting IgE and other known mediators of allergy and asthma; and

            o Progress on pre-clinical development of AVANIR's monoclonal antibody candidate for the prevention and treatment of anthrax infection through the award of a $750,000 grant from the National Institute of Allergy and Infectious Diseases (NIAID) and the execution of a research collaboration agreement with VaxGen, Inc.

        Total operating expenses for the second quarter of fiscal 2004 were $7.6 million, compared to $6.7 million in the same period a year ago. Expenditures on research and development (R&D) programs accounted for 71% and 73% of total operating expenses for the quarters ended March 31, 2004 and 2003, respectively. R&D expenses for the second quarter of fiscal 2004 amounted to $5.4 million, compared to $4.9 million for the same period a year ago.

        AVANIR is currently in late stage clinical development of Neurodex(TM) for the treatment of PBA, also known as pathological laughing or crying, and expects to complete the Phase III clinical trial at the conclusion of the third fiscal quarter ending June 30, 2004. In the second quarter, AVANIR also had expenses

                                     -more-

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related to an open label safety trial of Neurodex in patients with neurodegenerative diseases, costs associated with the continued clinical development of a treatment for allergy and asthma (Phase I), and preclinical development expenses for treatments for high cholesterol and inflammatory and infectious diseases. A comparison of R&D spending by program is shown in the table that follows.

                                                  THREE MONTHS ENDED MARCH 31,           SIX MONTHS ENDED MARCH 31,
                                                  ----------------------------           --------------------------
                                                     2004               2003              2004              2003
                                                     ----               ----              ----              ----
                                               AMOUNT   PERCENT    AMOUNT  PERCENT  AMOUNT   PERCENT   AMOUNT  PERCENT
                                               -------  -------    ------  -------  ------   -------   ------  -------
                                               (MILS.)             (MILS.)          (MILS.)            (MILS.)
Develop Neurodex for the treatment of PBA ...  $  2.4     45%      $  1.5     31%   $   4.2     39%    $  2.1     25%

Develop Neurodex for neuropathic pain .......     0.5      9%         0.6     12%       1.1     10%       0.7      8%

Development program for allergy and
asthma (IgE regulator) ......................     0.9     16%         1.2     26%       1.9     18%       2.5     29%

Preclinical anti-inflammatory research
program (MIF inhibitor) .....................     0.5      9%         0.4      8%       1.1     10%       1.0     12%

Other preclinical research, including
cholesterol, antibody and antiviral
research ....................................     1.1     21%         1.2     23%       2.4     23%       2.2     26%
                                               ------    ---       ------    ---    -------    ---     ------    ---
    Total ...................................  $  5.4    100%      $  4.9    100%   $  10.7    100%    $  8.5    100%
                                               ======    ===       ======    ===    =======    ===     ======    ===

        Revenues of $856,000 for the second quarter of fiscal 2004 included $268,000 from research contracts and licenses, $345,000 in revenues that the Company recognized from the sale of Abreva(R) royalty rights in fiscal 2003 and $241,000 from government research grants.

BALANCE SHEET HIGHLIGHTS

        As of March 31, 2004, AVANIR had cash, cash equivalents, and investments in securities totaling $13.4 million, compared to $17.5 million as of September 30, 2003. Net working capital balance was $5.2 million, deferred revenue was $21.7 million and shareholders' deficit was $4.0 million as of March 31, 2004.

FISCAL YEAR-TO-DATE RESULTS

        The net loss attributable to common shareholders for the first six months of fiscal 2004 was $13.0 million, compared to $10.2 million for the same period a year ago. The net loss per share was $0.18 for the first six months of fiscal 2004 and 2003.

        Total operating expenses amounted to $15.4 million for the first six months of fiscal 2004, compared to $11.8 million in the same period in fiscal 2003. Total R&D expenses amounted to $10.7 million for the first six months of fiscal 2004, compared to $8.5 million in the same period a year ago.

                                     -more-

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        Revenues for the first six months of fiscal 2004 amounted to $2.4 million, compared to $1.4 million for the same period a year ago.

CONFERENCE CALL AND WEBCAST

        Management will host a conference call with a simultaneous webcast today, May 7, 2004, at 11:00 a.m. Pacific/ 2:00 p.m. Eastern to discuss second quarter of fiscal 2004 operating performance. The call/webcast will feature President and Chief Executive Officer Gerald J. Yakatan, Ph.D., and Vice President and Chief Financial Officer Gregory P. Hanson, CMA. The webcast will be available live via the Internet by accessing AVANIR's web site at www.avanir.com or CCBN's www.companyboardroom.com. Please go to either web site at least ten minutes early to register, download and install any necessary audio software. Replays of the webcast will be available for 90 days, and a phone replay will be available through May 14, 2004, by dialing (888) 266-2086 and entering the passcode # 462117.

THE COMPANY

        AVANIR Pharmaceuticals is a drug discovery and development company focused on novel treatments for chronic diseases. The Company's most advanced product candidate, Neurodex(TM), is in Phase III clinical development for pseudobulbar affect, also known as pathological laughing or crying. Neurodex(TM) is in Phase II clinical development for neuropathic pain. A potential treatment for allergy and asthma, AVP-13358, is in Phase I clinical development. AVANIR also develops human monoclonal antibodies for infectious diseases and other therapeutic applications. The Company's first commercialized product, Abreva(R), is marketed in North America by GlaxoSmithKline Consumer Healthcare and is the leading over-the-counter product for the treatment of cold sores. Further information about AVANIR can be found at www.avanir.com.

Except for the historical information presented herein, matters discussed in this press release contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements that are preceded by, followed by, or that include such words like "estimate," "anticipate," "believe," "intend," "plan," or "expect" or similar statements are forward-looking statements. In regard to financial projections, risks and uncertainties include risks associated with milestones and royalties earned from licensees, and results of clinical trials or product development efforts, as well as risks shown in the Company's Annual Report on Form 10-K and from time-to-time in other publicly available information regarding the Company. Copies of such information are available from AVANIR upon request. Such publicly available information sets forth many risks and uncertainties related to AVANIR's business and technology. The company disclaims any intent or obligation to update these forward-looking statements.

                              - tables to follow -

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                             AVANIR PHARMACEUTICALS
             SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                                                        THREE MONTHS ENDED MARCH 31,     SIX MONTHS ENDED MARCH 31,
                                                        ----------------------------    ----------------------------
CONSOLIDATED STATEMENT OF
OPERATIONS DATA:                                            2004            2003            2004            2003
                                                        ------------    ------------    ------------    ------------
Revenues                                                $    855,837    $    621,643    $  2,365,482    $  1,440,749
                                                        ------------    ------------    ------------    ------------
Operating expenses
  Research and development                                 5,372,641       4,860,280      10,736,324       8,471,902
  General and administrative                               1,510,332       1,210,567       2,918,228       2,289,513
  Sales and marketing                                        722,086         606,339       1,580,597       1,031,468
  Cost of product sales                                      210,090           3,102
                                                        ------------    ------------    ------------    ------------
     Total operating expenses                              7,605,059       6,677,186      15,445,239      11,795,985

                                                        ------------    ------------    ------------    ------------
Loss from operations                                      (6,749,222)     (6,055,543)    (13,079,757)    (10,355,236)
  Interest income                                             56,726          85,128         112,268         153,150
  Other income                                                11,722           6,013          19,369          11,859
  Interest expense                                            (9,719)        (12,761)        (20,527)        (23,335)
                                                        ------------    ------------    ------------    ------------
Loss before income taxes                                  (6,690,493)     (5,977,163)    (12,968,647)    (10,213,562)
    Provision for income taxes                                   (62)           (771)         (2,120)         (2,371)
                                                        ------------    ------------    ------------    ------------
Net loss                                                $ (6,690,555)   $ (5,977,934)   $(12,970,767)   $(10,215,933)
                                                        ============    ============    ============    ============
Net loss attributable to
  common shareholders                                   $ (6,690,555)   $ (5,988,693)   $(12,970,767)   $(10,237,551)
                                                        ============    ============    ============    ============
Net loss per share:
    Basic and diluted                                   $      (0.09)   $      (0.10)   $      (0.18)   $      (0.18)
                                                        ============    ============    ============    ============
Weighted average number of
  common shares outstanding:
    Basic and diluted                                     71,285,690      58,352,406      71,248,769      58,324,174
                                                        ============    ============    ============    ============
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
CONSOLIDATED BALANCE SHEET            MARCH 31,        SEPTEMBER 30,
DATA:                                   2004               2003
-----                               ------------       ------------
Cash and cash equivalents           $  7,910,493       $ 12,198,408
Short-term, long-term and
restricted investments in
securities                             5,525,232          5,258,881
                                    ------------       ------------
    Total cash and investments      $ 13,435,725       $ 17,457,289

                                    ============       ============
Net working capital                 $  5,194,180       $ 10,619,216
Total assets                        $ 24,786,399       $ 29,645,257
Deferred revenue                    $ 21,662,136       $ 22,792,641
Total liabilities                   $ 28,416,547       $ 28,608,026
Shareholders' equity (deficit)      $ (4,005,148)      $  1,037,231
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